SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2012

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1200 Smith Street, Suite 2300 Houston, Texas	77002
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2012, the Board of Directors of Copano Energy, L.L.C. (“Copano”) appointed Bryan W. Neskora to serve as Senior Vice President and Chief Operating Officer of Copano effective July 16, 2012.

Prior to joining Copano, Mr. Neskora, 46, served as Senior Vice President of Operations for El Paso Corporation’s Pipeline Group, where he was responsible for overseeing operations across El Paso’s interstate natural gas transmission system. From 2007 to 2010, Mr. Neskora served as Senior Vice President and Chief Commercial Officer for Tennessee Gas Pipeline Company, overseeing business development, marketing, commercial operations, engineering, project management and legal and regulatory affairs. Mr. Neskora served as Vice President of El Paso Marketing L.P. from June 2004 to January 2007 where he was responsible for all commercial aspects of El Paso’s merchant energy group, including the marketing of El Paso production. From October 1999 to June 2004, he held various senior leadership positions with El Paso Global Networks Company.  From 1995 to 1999, Mr. Neskora worked in various capacities with Tennessee Gas Pipeline Company in business development and regulatory affairs.   From 1993 to 1995, he was Director Asset Optimization for Pendulum Energy Services. He graduated from Texas A&M University with a Bachelor of Science degree in economics and earned his Master of Business Administration from the University of Houston.

Mr. Neskora and Copano have entered into an employment agreement (the “Agreement”), dated July 16, 2012, which continues until terminated by Mr. Neskora or Copano. The Agreement provides for an initial annual base salary of $350,000 and an annual target bonus opportunity of 75% of his base salary. If Mr. Neskora’s employment is terminated during the first twelve months by Copano for any reason other than cause, death or disability, or by Mr. Neskora for good reason, he will be entitled to (i) a lump-sum severance payment equal to two times the sum of his base salary and target bonus opportunity and (ii) continuation of insurance benefits for one year following termination. If Mr. Neskora’s employment is terminated after the first twelve months by Copano for any reason other than cause, death or disability, or by Mr. Neskora for good reason, he will be entitled to (i) a lump sum severance payment equal to the sum of his base salary and target bonus opportunity, and (ii) continuation of insurance benefits for one year following termination. Additionally, Mr. Neskora is eligible to participate in all other benefit programs for which employees are generally eligible. The Agreement also includes provisions relating to non-competition, non-solicitation of customers and employees and confidentiality.

Item 7.01	Regulation FD Disclosure.

On July 16, 2012 Copano Energy, L.L.C. (“Copano”) announced that Bryan W. Neskora has been appointed Senior Vice President and Chief Operating Officer and Susan B. Ortenstone has been appointed Senior Vice President and Chief Administrative Officer of Copano.  The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description

99.1	Copano Energy, L.L.C. Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: July 17, 2012	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Press Release